                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                December 9, 2002
                        (date of earliest event reported)

                   WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.
                    as Depositor and Master Servicer under a
                         Pooling and Servicing Agreement
                          dated as of November 1, 2002
                          providing for the issuance of

                                  $615,199,300

            WASHINGTON MUTUAL MSC MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2002-AR3

     Delaware                  333-77026                  94-2528990

  (State or other             (Commission                (IRS Employer
  jurisdiction of             File Number)               Identification
  Incorporation)                                            Number)

                           1201 THIRD AVENUE, WMT 1706
                            SEATTLE, WASHINGTON 98101
                    (Address of principal executive offices)

               Registrant's telephone number, including area code:

                                 (206) 377-8555

Item 1. Changes in Control of Registrant. Not applicable.

Item 2. Acquisition or Disposition of Assets. Not applicable.

Item 3. Bankruptcy or Receivership. Not applicable.

Item 4. Changes in Registrant's Certifying Accountant. Not applicable.

Item 5. Other Events.

The tables and materials filed separately, under cover of Form SE in accordance with Rule 202 of Regulation S-T pursuant to a continuing hardship exemption, were prepared by Bear, Stearns & Co. Inc. (the "Underwriter") at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the Structuring Assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

Item 6. Resignations of Registrant's Directors. Not applicable.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

The following Exhibit is filed separately, under cover of Form SE (filed December 9, 2002 under CIK #0000314643) in accordance with Rule 202 of Regulation S-T pursuant to a continuing hardship exemption.

99.2 Certain Computational Materials prepared by the Underwriter in connection with Washington Mutual Mortgage Securities Corp. Washington Mutual MSC Mortgage Pass-Through Certificates, Series 2002-AR3.

Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Prospectus and Prospectus Supplement of Washington Mutual Mortgage Securities Corp. relating to its Washington Mutual MSC Mortgage Pass-Through Certificates, Series 2002-AR3.

Item 8. Change in Fiscal Year. Not applicable.

Item 9. Regulation FD Disclosure. Not applicable.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: December 9, 2002


                                          WASHINGTON MUTUAL MORTGAGE SECURITIES
                                          CORP.
                                          (Registrant)

                                          By: /s/ Thomas G. Lehmann
                                          -----------------------------------
                                          Thomas G. Lehmann
                                          First Vice President and
                                          Counsel
                                          (Authorized Officer)